Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 17, 2023 relating to the financial statements of CenterPoint Energy, Inc. and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 17, 2023